EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Realogy Group LLC, a Delaware limited liability company, and Honeycomb Acquisition, Inc., a Delaware corporation, agree to the joint filing of (1) an initial beneficial ownership statement on Schedule 13D, including any amendment thereto (the “Schedule 13D”), and (2) any Form 3 or Form 4 that may be required pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, in each case, with respect to the common stock, par value $0.001 per share, of ZipRealty, Inc., a Delaware corporation, and further agree that this Agreement be included as an exhibit to the Schedule 13D.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Date: July 18, 2014

REALOGY GROUP LLC

By:	/s/ Anthony E. Hull

Name:	Anthony E. Hull
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

HONEYCOMB ACQUISITION, INC.

By:	/s/ Anthony E. Hull

Name:	Anthony E. Hull
Title:	Executive Vice President and Treasurer